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Exhibit 99.1

UNAUDITED, PRO FORMA COMBINED FINANCIAL INFORMATION

        The following unaudited, pro forma combined financial information describes the pro forma effect of Genzyme's proposed transaction with ILEX Oncology, Inc., or ILEX, on its statements of operations for the year ended December 31, 2003 and the three months ended March 31, 2004, as if the transaction had occurred on January 1, 2003, and its balance sheet as of March 31, 2004, as if the transaction had occurred on this date. Certain historical financial information of ILEX has been reclassified to conform with the presentation of Genzyme's historical financial statements.

        This pro forma combined financial information is for informational purposes only. It does not purport to indicate the results that would have actually been obtained had the transaction been completed on the assumed date or for the periods presented, or which may be obtained in the future. To produce the pro forma financial information, Genzyme allocated the purchase price using its best estimates. The unaudited, pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements, including notes thereto, of both Genzyme and ILEX. The historical consolidated financial statements of Genzyme are included in Exhibit 13.1 to Genzyme's annual report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission, or SEC, on March 15, 2004 and Genzyme's quarterly report on Form 10-Q, filed with the SEC on May 7, 2004. The historical consolidated financial statements of ILEX are included in pages F-1 through F-31 of ILEX's anual report on Form 10-K for the year ended December 31, 2003, filed with the SEC on March 12, 2004 and pages 3 through 7 of ILEX's quarterly report on Form 10-Q, filed with the SEC on May 7, 2004.

        The merger agreement between Genzyme and ILEX provides that a Genzyme subsidiary would be merged with and into ILEX, which would then be merged into another wholly-owned subsidiary of Genzyme. In the transaction, each outstanding share of ILEX common stock would be converted into the right to receive a fraction of a share of Genzyme common stock. We refer to this fraction as the "exchange ratio," and it would be calculated by dividing $26.00 by the average per share closing price of Genzyme common stock as reported by the NASDAQ National Market over the 20 trading days ending on the fifth trading day prior to the closing of the transaction, except that if the average closing price is greater than $59.88, the exchange ratio would be 0.4342, and if the average closing price is less than $46.58, the exchange ratio would be 0.5582. Cash would be paid for any fractional shares that result from conversion of ILEX common stock to Genzyme common stock. Additionally, each option to purchase shares of ILEX common stock outstanding immediately before the effective date of the merger would be assumed by Genzyme after the merger and would be exchanged for a fully vested option to purchase shares of Genzyme common stock. The transaction would be accounted for as a purchase and is expected to qualify as a tax-free reorganization.

        Genzyme has prepared the unaudited, pro forma combined financial information using the purchase method of accounting for the transaction. Genzyme expects to have reorganization and restructuring expenses as well as potential operating efficiencies as a result of the transaction. The unaudited, pro forma combined financial statements and related notes do not reflect these potential expenses and efficiencies.

GENZYME CORPORATION
UNAUDITED, PRO FORMA COMBINED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2003
(Amounts in thousands)

	Historical Genzyme Corporation	Historical ILEX Oncology, Inc.	Pro Forma Adjustments	Footnote Reference	Pro Forma Genzyme Corporation
Revenues:
Net product sales	$1,563,509	$—	$—		$1,563,509
Product profit and royalty	—	23,315	—		23,315
Net service sales	130,984	—	—		130,984
Outlicensing revenue	—	2,773	—		2,773
Revenues from research and development contracts:
Related parties	1,836	—	—		1,836
Other	17,542	8,701	—		26,243

Total revenues	1,713,871	34,789	—		1,748,660

Operating costs and expenses:
Cost of products sold	399,961	—	—		399,961
Cost of services sold	75,683	—	—		75,683
Selling, general and administrative	519,977	14,713	—		534,690
Research and development (including research and development related to contracts)	335,256	60,693	—		395,949
Amortization of intangibles	80,257	4,945	19,113	[A1]	104,315
Purchase of in-process research and development	158,000	—	—		158,000
Charge for impaired goodwill	102,792	—	—		102,792
Charge for impaired assets	10,894	213	—		11,107
Settlement charge	—	16,500	—		16,500

Total operating costs and expenses	1,682,820	97,064	19,113		1,798,997

Operating income (loss)	31,051	(62,275)	(19,113)		(50,337)

Other income (expenses):
Equity in loss of equity method investments	(16,743)	—	—		(16,743)
Loss on investments in equity securities	(1,201)	—	—		(1,201)
Minority interest	2,232	—	—		2,232
Loss on sale of product line	(27,658)	—	—		(27,658)
Other	959	18	—		977
Investment income	43,015	4,304	—		47,319
Interest expense	(26,600)	(4,137)	—		(30,737)

Total other income (expenses)	(25,996)	185	—		(25,811)

Income (loss) before income taxes	5,055	(62,090)	(19,113)		(76,148)
(Provision for) benefit from income taxes	(72,647)	(24)	29,907	[A2]	(42,764)

Net income (loss)	$(67,592)	$(62,114)	$10,794		$(118,912)

See Notes to Unaudited, Pro Forma Combined Financial Statements.

GENZYME CORPORATION
UNAUDITED, PRO FORMA COMBINED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2003
(Amounts in thousands, except per share data)

	Historical Genzyme Corporation	Historical ILEX Oncology, Inc.	Pro Forma Adjustments	Footnote Reference	Pro Forma Genzyme Corporation
Net income (loss) per share:
Allocated to Genzyme General Stock:
Net income (loss)	$82,143	$(62,114)	$10,794	[A3]	$30,823
Tax benefit allocated from Genzyme Biosurgery	8,720	—	—		8,720
Tax benefit allocated from Genzyme Molecular Oncology	3,420	—	—		3,420

Net income (loss) allocated to Genzyme General Stock	$94,283	$(62,114)	$10,794		$42,963

Net income per share of Genzyme General Stock:
Basic	$0.43				$0.18

Diluted	$0.42				$0.18

Weighted average shares outstanding:
Basic	219,376				237,755

Diluted	225,419				244,083

Allocated to Biosurgery Stock (through June 30, 2003):
Net loss	$(166,656)				$(166,656)
Allocated tax benefit	14,005				14,005

Net loss allocated to Biosurgery Stock	$(152,651)				$(152,651)

Net loss per share of Biosurgery Stock—basic and diluted	$(3.76)				$(3.76)

Weighted average shares outstanding	40,630				40,630

Allocated to Molecular Oncology Stock (through June 30, 2003):
Net loss allocated to Molecular Oncology Stock	$(9,224)				$(9,224)

Net loss per share of Molecular Oncology Stock—basic and diluted	$(0.54)				$(0.54)

Weighted average shares outstanding	16,958				16,958

See Notes to Unaudited, Pro Forma Combined Financial Statements.

GENZYME CORPORATION
UNAUDITED, PRO FORMA COMBINED STATEMENTS OF OPERATIONS
For the Three Months Ended March 31, 2004
(Amounts in thousands, except per share amounts)

	Historical Genzyme Corporation	Historical ILEX Oncology, Inc.	Pro Forma Adjustments	Footnote Reference	Pro Forma Genzyme Corporation
Revenues:
Net product sales	$454,365	$—	$—		$454,365
Product profit and royalty	—	6,794	—		6,794
Net service sales	34,781	—	—		34,781
Outlicensing revenue	—	88	—		88
Revenues from research and development contracts:
Related parties	618	—	—		618
Other	1,487	3,218	—		4,705

Total revenues	491,251	10,100	—		501,351

Operating costs and expenses:
Cost of products sold	106,101	—	—		106,101
Cost of services sold	20,861	—	—		20,861
Selling, general and administrative	143,220	7,009	(3,573)	[A4]	146,656
Research and development (including research and development related to contracts)	92,816	20,219	—		113,035
Amortization of intangibles	26,245	1,246	4,769	[A1]	32,260

Total operating costs and expenses	389,243	28,474	1,196		418,913

Operating income (loss)	102,008	(18,374)	(1,196)		82,438

Other income (expenses):
Equity in loss of equity method investments	(3,831)	—	—		(3,831)
Minority interest	1,162	—	—		1,162
Other	29	(109)	—		(80)
Investment income	7,676	670	—		8,346
Interest expense	(10,326)	(588)	—		(10,914)

Total other income (expenses)	(5,290)	(27)	—		(5,317)

Income (loss) before income taxes	96,718	(18,401)	(1,196)		77,121
(Provision for) benefit from income taxes	(28,824)	(8)	7,220	[A2]	(21,612)

Net income (loss)	$67,894	$(18,409)	$6,024		$55,509

See Notes to Unaudited, Pro Forma Combined Financial Statements.

GENZYME CORPORATION
UNAUDITED, PRO FORMA COMBINED STATEMENTS OF OPERATIONS
For the Three Months Ended March 31, 2004
(Amounts in thousands, except per share amounts)

	Historical Genzyme Corporation	Historical ILEX Oncology, Inc.	Pro Forma Adjustments	Footnote Reference	Pro Forma Genzyme Corporation
Net income (loss) per share allocated to Genzyme General Stock:
Net income (loss) allocated to Genzyme General Stock	$67,894	$(18,409)	$6,024	[A3]	$55,509

Net income (loss) per share of Genzyme General Stock:
Basic	$0.30				$0.23

Diluted	$0.29				$0.22

Weighted average shares outstanding:
Basic	225,711				244,090

Diluted	231,917				250,581

See Notes to Unaudited, Pro Forma Combined Financial Statements.

GENZYME CORPORATION
UNAUDITED, PRO FORMA COMBINED BALANCE SHEETS
As of March 31, 2004
(Amounts in thousands, except par value amounts)

	Historical Genzyme Corporation	Historical ILEX Oncology, Inc.	Pro Forma Adjustments	Footnote Reference	Pro Forma Genzyme Corporation
ASSETS
Current assets:
Cash and cash equivalents	$260,395	$80,894	$—		$341,289
Short-term investments	517,229	61,296	—		578,525
Restricted short-term investments	—	816	—		816
Accounts receivable, net	411,528	11,543	—		423,071
Inventories	269,542	—	—		269,542
Prepaid expenses and other current assets	93,182	4,514	—		97,696
Deferred tax assets	133,034	—	39,613	[A5]	172,647

Total current assets	1,684,910	159,063	39,613		1,883,586
Property, plant and equipment, net	1,156,083	3,356	—		1,159,439
Long-term investments	458,235	32,802	—		491,037
Restricted long-term investments	—	1,691	—		1,691
Notes receivable—related parties	11,901	—	—		11,901
Goodwill, net	654,738	—	290,053	[A5]	944,791
Other intangible assets, net	882,673	58,580	230,120	[A5]	1,171,373
Investments in equity securities	110,815	—	—		110,815
Other noncurrent assets	86,089	640	(469)	[A6]	86,260

Total assets	$5,045,444	$256,132	$559,317		$5,860,893

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$62,845	$13,152	$—		$75,997
Accrued expenses	265,790	4,170	12,951	[A6]	282,911
Deferred revenue	9,962	382	—		10,344
Current portion of long-term debt, convertible debentures and capital lease obligations	584,398	38,978	—		623,376

Total current liabilities	922,995	56,682	12,951		992,628
Long-term debt and capital lease obligations	149,058	—	—		149,058
Convertible notes	690,000	—	—		690,000
Deferred revenue—noncurrent	3,304	990			4,294
Deferred tax liabilities	187,296	—	27,262	[A5]	214,558
Other noncurrent liabilities	52,482	738	—		53,220

Total liabilities	2,005,135	58,410	40,213		2,103,758

Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value	—	—	—		—
Genzyme common stock, $0.01 par value	2,262	—	184	[A5]	2,446
Additional paid-in capital-Genzyme common stock	3,000,817	—	991,242	[A5]	3,992,059
Notes receivable from stockholders	(13,438)	—	—		(13,438)
Accumulated deficit	(130,666)	—	(274,600)	[A5]	(405,266)
Accumulated other comprehensive income	181,334	—	—		181,334
ILEX Oncology, Inc. convertible preferred stock, $0.01 par value	—	—	—		—
ILEX Oncology, Inc. common stock, $0.01 par value	—	391	(391)		—
ILEX Oncology, Inc. additional paid-in capital	—	560,872	(560,872)	[A7]	—
ILEX Oncology, Inc. deferred compensation	—	(264)	264	[A7]	—
ILEX Oncology, Inc. accumulated deficit	—	(363,953)	363,953	[A7]	—
ILEX Oncology, Inc. accumulated other comprehensive income	—	676	(676)	[A7]	—

Total stockholders' equity	3,040,309	197,722	519,104		3,757,135

Total liabilities and stockholders' equity	$5,045,444	$256,132	$559,317		$5,860,893

See Notes to Unaudited, Pro Forma Combined Financial Statements.

NOTES TO UNAUDITED, PRO FORMA COMBINED FINANCIAL STATEMENTS

(1) ACCOUNTING POLICIES AND PRO FORMA INFORMATION

        The following unaudited, pro forma combined financial information describes the pro forma effect of Genzyme's proposed merger with ILEX on its statements of operations for the year ended December 31, 2003 and for the three months ended March 31, 2004, as if the transaction had occurred on January 1, 2003, and balance sheet as of March 31, 2004, as if the transaction had occurred on this date. Certain historical financial information of ILEX has been reclassified to conform to the presentation of Genzyme's historical financial statements.

(2) PURCHASE PRICE ALLOCATION

        The estimated aggregate purchase price is comprised of the following (amounts in thousands):

Issuance of 18,379,383 shares of Genzyme common stock	$946,722
Issuance of options to purchase 1,887,760 shares of Genzyme common stock	44,704
Transaction costs	8,810

Total purchase price	$1,000,236

        Upon the closing of the transaction (the measurement date), the exchange ratio determining the number of shares of Genzyme common stock to be issued in the transaction will be established. The exact number of shares to be issued may change as a result of changes in the number of shares of ILEX common stock outstanding prior to closing and fluctuations in the price of Genzyme common stock. Assuming that a measurement date occurred on February 26, 2004, the date on which the transaction was announced, approximately 18.4 million shares of Genzyme common stock valued at $946.7 million would have been issued in exchange for the outstanding shares of ILEX common stock, based on the six day average trading price commencing two days before the assumed measurement date.

        Options to purchase approximately 4,010,538 shares of ILEX common stock would be exchanged for options to purchase approximately 1,887,760 shares of Genzyme common stock based on the assumed exchange ratio. Using the assumed value of Genzyme common stock to be issued in the transaction and certain other assumptions in the Black-Scholes option valuation model, the Genzyme options issued in exchange for the ILEX options were valued at approximately $44.7 million. The exact number of options to purchase shares of Genzyme common stock and the total estimated value of these options to be issued may change as a result of changes in the number of options to purchase shares of ILEX common stock outstanding prior to closing and fluctuations in the closing price of Genzyme common stock.

        For purposes of the unaudited, pro forma combined financial statements, the aggregate purchase price of approximately $1.0 billion was allocated to the acquired tangible and intangible assets and assumed liabilities of ILEX based on their estimated respective fair values as of March 31, 2004 (amounts in thousands):

Cash and cash equivalents	$80,894
Short-term investments	61,296
Restricted short-term investments	816
Accounts receivable	11,543
Deferred tax assets-current	39,613
Other current assets	4,514
Long-term investments	32,802
Restricted long-term investments	1,691
Property, plant and equipment	3,356
Other intangible assets (to be amortized straight-line over 12 years)	288,700
Goodwill	290,053
In-process research and development	274,600
Other assets	640
Assumed liabilities:
Note payable	(38,978)
Other assumed liabilities	(24,042)
Deferred tax liability	(27,262)

Allocated purchase price	$1,000,236

        The total purchase price, the estimated fair values of assets acquired and liabilities assumed, the allocation of purchase price and the lives of intangible assets would be determined upon completion of the transaction and may vary from the amounts Genzyme has presented in these unaudited, pro forma combined financial statements.

        In connection with the proposed transaction, we would acquire in-process research and development, or IPR&D, related to three development projects, CAMPATH (for indications other than B-cell chronic lymphocytic leukemia), clofarabine and ILX-651.

        CAMPATH is a humanized monoclonal antibody that binds to a specific target, CD52, on cell surfaces leading the body's immune system to destroy malignant, or cancerous, cells. CAMPATH was launched in May 2001 in the United States and in August 2001 in Europe under the name MABCAMPATH. The product is approved for use in patients with B-cell chronic lymphocytic leukemia who have been treated with alkylating agents and who have failed fludarabine therapy, and ILEX is now conducting trials in non-Hodgkin's lymphoma and multiple sclerosis as well.

        Clofarabine is a next-generation, purine nucleoside antimetabolite that is currently under investigation in pediatric and adult leukemias and solid tumors. ILEX has submitted the final section of its "rolling" New Drug Application with the FDA for acute pediatric leukemias based on phase II clinical trial data.

        ILX-651 is a next-generation synthetic pentapeptide analog of the natural substance dolastatin-15. This product candidate targets tubulin and has been chemically modified to provide improved pharmacological properties over earlier members of its class. ILEX initiated phase II clinical trials of ILX-651 in late 2003 in recurrent or metastatic melanoma and in locally advanced or metastatic non-small cell lung cancer.

        As of March 31, 2004, none of these projects had reached technological feasibility nor had an alternative future use. Accordingly, Genzyme allocated to IPR&D, and charged to accumulated deficit in Genzyme's unaudited, pro forma combined balance sheet as of March 31, 2004, $274.6 million, representing the portion of the purchase price attributable to these projects, of which $115.8 million is attributable to the CAMPATH development project, $118.6 million is attributable to the clofarabine development project and $40.2 million is related to the ILX-651 development project. The portion of the purchase price estimated to be attributable to these programs would be charged to expense upon completion of the transaction. Material non-recurring charges, such as IPR&D, are not reflected in these unaudited, pro forma combined financial statements of operations for the year ended December 31, 2003 and three months ended March 31, 2004.

        Management assumes responsibility for determining the IPR&D valuation. The fair value assigned to purchased IPR&D was estimated by discounting, to present value, the cash flows expected to result from each project once it has reached technological feasibility. We used a discount rate of 11% and cash flows that have been probability-adjusted to reflect the risks of advancement through the product approval process. In estimating future cash flows, we also considered other tangible and intangible assets required for successful exploitation of the technology resulting from the purchased IPR&D projects and adjusted future cash flows for a charge reflecting the contribution to value of these assets.

(3) PRO FORMA ADJUSTMENTS

        The following adjustments reflect the exchange of ILEX common stock for Genzyme common stock in the transaction as well as the exchange of options to purchase shares of ILEX common stock for fully vested options to purchase shares of Genzyme common stock.

I. Unaudited, Pro Forma Combined Statements of Operations of Genzyme

(A1)
To record the amortization of acquired other intangible assets, all of which will be amortized straight-line over 12 years, for the year ended December 31, 2003 and the three months ended March 31, 2004 (amounts in thousands):

Other Intangible Assets:	Assigned Value	Annual Amortization	Three Months Amortization
Developed technology	$178,900	$14,908	$3,727
Core technology	105,500	8,792	2,198
Trademark	2,400	200	50
Technology license	1,900	158	40

Total	$288,700	$24,058	$6,015

(A2)
To adjust the tax provision for the impact of the historical losses of ILEX and the pro forma adjustments related to the proposed transaction.

(A3)
The pro forma adjustments to net income (loss) reflect the aggregate impact of all pro forma adjustments on Genzyme's income (loss).

(A4)
To eliminate $3.6 million of non-recurring transaction costs included in the historical statements of operations of ILEX for the three months ended March 31, 2004. There were no similar transaction costs included in the historical statements of operations of ILEX for the year ended December 31, 2003.

II. Unaudited, Pro Forma Combined Balance Sheets of Genzyme

(A5)
To record the assumption of the net assets of ILEX and the issuance of approximately 18,379,383 shares of Genzyme common stock.

  The other intangible assets of approximately $288.7 million are comprised of the following (amounts in thousands):

Other Intangible Assets:	Assigned Value
Developed technology	$178,900
Core technology	105,500
Trademark	2,400
Technology license	1,900

Total	$288,700

  Material non-recurring charges, such as the acquired IPR&D charge of $274.6 million resulting from the proposed transaction, are not reflected in Genzyme's unaudited, pro forma combined statements of operations for the year ended December 31, 2003 or three months ended March 31, 2004. The $274.6 million allocated to in-process technology has been charged to accumulated deficit for purposes of the pro forma balance sheet presentation only and would be charged to expense in the statements of operations of Genzyme upon completion of the transaction.

(A6)
To accrue the following expenses which have not been reflected in Genzyme's historical balances as of March 31, 2004:

•
$8.3 million for the estimated merger costs Genzyme expects to incur; and

•
$4.6 million for severance and bonus payments to certain officers of ILEX that Genzyme would be contractually obligated to pay.

  Historical other noncurrent assets for Genzyme as of March 31, 2004 includes $0.5 million of merger costs incurred prior to that date.

(A7)
To eliminate ILEX's historical stockholders' equity amounts totaling $197.7 million.

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  Exhibit 99.1
UNAUDITED, PRO FORMA COMBINED FINANCIAL INFORMATION